                                                                    EXHIBIT 99.9

                            STOCKHOLDERS' AGREEMENT

                                      among

                          The News Corporation Limited
                            Liberty Media Corporation
                                  Henry C. Yuen
                                       and
                       Gemstar International Group Limited

                               TABLE OF CONTENTS

                                                                            Page
RECITALS     ...............................................................  1

SECTION 1.   DEFINITIONS; CERTAIN GENERAL MATTERS...........................  1

       1.1   Certain Defined Terms..........................................  1
       1.2   Voting; Written Consent........................................  8
       1.3   Effectiveness..................................................  8

SECTION 2.   BOARD OF DIRECTORS.............................................  9

       2.1   Composition....................................................  9
       2.2   Removal........................................................ 11
       2.3   Vacancies...................................................... 11
       2.4   Board of Directors and Stockholders Vote....................... 11
       2.5   Officers....................................................... 12
       2.6   Fiduciary Duties............................................... 12
       2.7   Termination of Voting Obligations.............................. 12

SECTION 3.   OTHER ARRANGEMENTS............................................. 13

       3.1   Certain Restrictions........................................... 13
       3.2   By-laws........................................................ 14

SECTION 4.   TRANSFERS...................................................... 14

       4.1   General........................................................ 14
       4.2   Offer Procedures............................................... 15
       4.3   Terms and Conditions of Sales.................................. 16

SECTION 5.   REGISTRATION................................................... 18

       5.1   Demand Registrations........................................... 18
       5.2   Lockup Agreements.............................................. 21
       5.3   Registration Procedures........................................ 21
       5.4   Expenses....................................................... 23
       5.5   Obligations of Requesting Holders Participating
             in Demand Registration......................................... 24

                               TABLE OF CONTENTS
                                 (continued)

                                                                            Page
       5.6   Indemnification and Contribution............................... 24

SECTION 6.   LEGEND......................................................... 26

SECTION 7.   REPRESENTATIONS AND WARRANTIES................................. 27

SECTION 8.   NON-COMPETE.................................................... 28

SECTION 9.   MISCELLANEOUS.................................................. 28

       9.1   Waivers........................................................ 28
       9.2   Specific Performance........................................... 28
       9.3   Remedies Cumulative............................................ 28
       9.4   Attorneys' Fees................................................ 29
       9.5   Execution...................................................... 29
       9.6   Notices........................................................ 29
       9.7   Entire Agreement............................................... 31
       9.8   Binding Effect................................................. 31
       9.9   Governing Law.................................................. 31
      9.10   Waiver of Jury Trial........................................... 31
      9.11   Interpretation................................................. 31
      9.12   Term........................................................... 32
      9.13   Controlled Related Parties..................................... 32
      9.14   Assignment..................................................... 32

                                                                    EXHIBIT 99.9

                            STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT, dated as of October 4, 1999 and to be effective at the Effective Time (defined below), is by and among The News Corporation Limited, a South Australia, Australia corporation, Liberty Media Corporation, a Delaware corporation, Henry C. Yuen, a United States citizen ("Yuen"), and Gemstar International Group Limited, a corporation organized under the laws of the British Virgin Islands (the "Corporation"). The parties listed above, excluding the Corporation, shall be referred to herein as the "Stockholders".

                                    RECITALS

     A. The Corporation has entered into an Agreement and Plan of Merger, dated as of October 4, 1999 (the "Merger Agreement"), with TV Guide, Inc., a Delaware corporation ("TVG"), and G Acquisition Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of the Corporation ("Sub").

     B. Pursuant to the Merger Agreement, Sub will merge with and into TVG with TVG being the surviving entity, such merger becoming effective upon the filing of a Certificate of Merger with respect thereto with the Secretary of State of the State of Delaware (the "Effective Time").

     C. The parties intend that this Agreement shall not be effective until the Effective Time.

     D. At the Effective Time, the Corporation will redomesticate to Delaware and change its name to "TV Guide International, Inc." and TVG will change its name to "TVG, Inc."

     E. At the Effective Time, the Stockholders will beneficially own shares of the Common Stock, par value $.01 per share, of the Corporation ("Common Stock") and rights to purchase such shares.

     F. The Stockholders desire to express their agreement regarding, among other matters, the voting of their shares of Common Stock and management of the Corporation, upon the terms and conditions hereinafter provided.

     Therefore, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

     SECTION 1.  DEFINITIONS; CERTAIN GENERAL MATTERS

         1.1  Certain Defined Terms.  As used in this Agreement, the following
              ---------------------
terms shall have the meanings set forth below.

         Agreement:          this Stockholders' Agreement, as amended from time
                             to time in accordance with its terms, including all exhibits to this Agreement.

         Board: the Board of Directors of the Corporation at and following the Effective Time.

         Business Day:       any day other than a Saturday, Sunday or a day on
                             which national banks in the United States are required or authorized to be closed.

         By-laws: the By-laws of the Corporation in effect at the Effective Time, as (unless the context indicates otherwise) the same may be amended from time to time.

         Cause: the definition of "Cause" within the meaning of the Amended and Restated Employment Agreement, dated as of January 7, 1998, by and among the Corporation, Gemstar Development Corporation ("GDC") and Yuen, as amended by Amendment No. 1 thereto, dated as of October ___, 1999 (collectively, the "Yuen Employment Agreement").

         Certificate:        the Certificate of Incorporation of the Corporation
                             in effect at the Effective Time, as (unless the context indicates otherwise) the same may be amended from time to time.

         Closing Price:      of a share of Common Stock on any Trading Day, (i)
                             the last reported sale price, regular way, for a share of Common Stock on such Trading Day as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading, or (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price, regular way, for a share of Common
                             Stock on such Trading Day as reported on The Nasdaq
                             Stock Market, or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, the average of the highest bid and lowest asked prices for a share of Common Stock on such Trading Day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

         Commission:         the Securities and Exchange Commission (and any
                             successor to the functions of such agency).

         Control: the ability to direct or cause the direction (whether through the ownership of voting securities, by contract or otherwise) of the management and policies of a Person or to control or direct (whether affirmatively or negatively and whether through the ownership of voting securities, by contract or otherwise) the decision of such Person to engage in the particular conduct at issue.

         Controlled          with respect to any Person, any other Person that
         Affiliate:          the first Person directly or indirectly through one
                             or more intermediaries Controls. For purposes of this Agreement, neither the Corporation nor any Person Controlled by the Corporation shall be deemed to be a Controlled Affiliate of any Stockholder.

         Controlled Related  when used with respect to any specified Person,
         Party: each affiliate or associate of such Person (within the meaning of Rule 12b-2 under the Exchange Act) if the specified Person possesses, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons, the power to direct decisions regarding the acquisition, disposition or voting by such affiliate or associate of Common Stock or rights to acquire or vote Common Stock.

         Exchange Act:       the Securities Exchange Act of 1934, as amended,
                             and the rules and regulations of the Commission promulgated thereunder

         Governmental        any consent, approval or authorization of, notice
         Approval:           to, declaration of, or filing with, any
                             Governmental Authority, including expiration or early termination of all applicable waiting periods under the HSR Act.

         Governmental        means any court, administrative agency or
         Authority:          commission or other governmental agency or
                             instrumentality, domestic or foreign, or any arbitrator, of competent jurisdiction.

         GS Director:        each of the six members of the Board effective
                             immediately following the Effective Time, who were designated by the directors of the Corporation prior to the Effective Time, and each natural person hereafter elected or appointed to the directorship previously held by any such person or by any successor thereto in accordance with Section 2.4 of the Bylaws as in effect at the Effective Time.

         GS Independent      the two GS Directors that qualify as Independent
         Directors:          Directors and were designated by the Board of
                             Directors of this Corporation prior to the Effective Time as the GS Independent Directors, and each natural person hereafter elected or appointed to the directorship previously held by each such GS
                             Independent Directors or any successors thereto in accordance with Section 2.4 of the By-laws as in effect at the Effective Time.

         HSR Act: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         Immediate Family:   means as to any natural person such person's
                             spouse; parents; children; grandchildren; siblings;
                             mothers-and fathers-in-law; sons- and daughters-in-law; and brothers- and sisters-in-law.

         Independent         shall have the meaning ascribed thereto in the
         Director:           Corporation's Bylaws.

         Liberty: Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of Liberty's business and assets, as long as such successor continues to be bound by the terms of this Agreement.

         Liberty Group:      Liberty and its Controlled Related Parties.

         Liberty             Liberty for so long as any member of the Liberty
         Stockholder:        Group beneficially owns any Common Stock.

         Lien: means, with respect to any securities, any lien, pledge, charge, security interest, or encumbrance of any nature whatsoever in or on such securities, including, without limitation, any purchase option, call or similar right of a third party with respect to such securities or any limitation on the voting rights of such securities.

         Minimum Ownership   will be satisfied with respect to either the
         Condition:          Liberty Group or the News Group as of any date of
                             determination if as of such date the Liberty Group or the News Group (as the case may be) (i) beneficially owns in the aggregate a percentage of the outstanding shares of Common Stock greater than one-half the percentage then owned by Yuen (with all shares of Common Stock then owned by any member of Yuen's Immediate Family which were acquired from Yuen pursuant to a Permitted Transfer being deemed to be owned for this purpose by Yuen) and (ii) has not in the aggregate Transferred (except, (A) in the case of the Liberty Group, within the Liberty
                             Group or to any member of the News Group or in the case of News Group, within the News Group or to any member of the Liberty Group, or (B) in a manner equivalent to the other stockholders of the Corporation in a transaction approved by the Board that is either (i) a merger, consolidation, binding share exchange or similar transaction or (ii) a transaction (including, without limitation, an exchange offer) in which such stockholders receive securities of the Corporation or a successor thereto or an entity which owns the Corporation) a number of shares of Common Stock representing more than 50% of the number of shares of Common Stock beneficially owned by such group in the aggregate immediately following the Effective Time (as such number shall be adjusted for stock-splits, stock dividends, reverse stock-splits, recapitalizations, reclassifications and other similar actions taken with respect to the Common Stock).

         NDS Business:       the provision by News Digital Systems plc and its
                             subsidiaries of technology relating to electronic program guides solely in conjunction with the development and sale of encryption and conditional access services for television and data broadcasting.

         News Corp.:         The News Corporation Limited, a South Australia,
                             Australia corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all, of its business and assets, as long as such successor continues to be bound by the terms of this Agreement.

         News Group:         News Corp. and its Controlled Related Parties.

         News Stockholder:   News Corp. for so long as any member of the News
                             Group beneficially owns any Common Stock.

         Permitted Pledge:   a bona fide pledge of Common Stock by Yuen to a
                             financial institution to secure personal
                             borrowings; provided that such financial
                                         --------
                             institution agrees in writing with the Liberty
                             Stockholder and the News Stockholder (or the
                             Liberty Stockholder and the News Stockholder are entitled to enforce such agreement against such financial institution as express third party beneficiaries) to be bound by the provisions of
                             Section 4 of this Agreement to the same extent and with the same effect as Yuen.

         Permitted Transfer: (i) a Transfer by Yuen of shares of Common Stock to a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of Yuen's children during their lives or to a trust described in Section 664 of the Internal Revenue Code of 1986, as amended (the "Code"), of which Yuen or members of his family (and no other persons) are income beneficiaries; (ii) a Transfer of up to 15% of the aggregate number of shares of Common Stock beneficially owned by Yuen immediately following the Effective Time (on a fully diluted basis assuming the exercise of all vested and unvested options owned by Yuen) to any charitable organization described in Section 501(c)(3) of the Code; (iii) a Transfer to any member of Yuen's Immediate Family, provided that Yuen provides notice to the other parties of any such Transfer and provided that such transferee agrees with the other parties hereto to be bound by the provisions of Section 4 of this Agreement to the same extent and with the same effect as Yuen; or (iv) a Transfer by testamentary or intestate disposition.

         Person: any individual, corporation, partnership, limited liability company, joint venture, business association or other entity.

         Rights Plan:        The Rights Agreement, dated as of July 10, 1998,
                             between Gemstar International Group Limited and
                             American Stock Transfer and Trust, as rights agent, as amended, including the Rights Certificates that may be issued pursuant thereto.

         Securities Act:     the Securities Act of 1933, as amended, and the
                             rules and regulations of the Commission promulgated thereunder.

         Specified Period:   the period beginning at the Effective Time and
                             ending on the first to occur of (i) the fifth anniversary of the Effective Time and (ii) such date as Yuen ceases to be Chief Executive Officer of the Corporation other than as a result of termination of such employment by the Corporation
                             "Without Cause" (as such term is defined in the Yuen Employment Agreement).

         Subsidiary:         of any Person (the "first Person") means any other
                             Person (the "second Person") a majority of the voting power of the outstanding voting interests of which are owned by the first Person and/or one or more Subsidiaries of the first Person; provided, however, that (i) a Person shall not be deemed to be a Subsidiary of Liberty or News Corp., as the case may be, unless Liberty or News Corp., respectively, Controls such Person, and (ii) such second Person shall be deemed to be a Subsidiary of the first Person only for so long as such ownership and, if applicable, Control exists.

         Trading Day:        a day on which the principal national securities
                             exchange on which the Common Stock is listed or admitted to trading, or The Nasdaq Stock Market if the Common Stock is not listed or admitted to trading on any national securities exchange, as applicable, is open for the transaction of business
                             (unless such trading shall have been suspended for the entire day) or, if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day.

         Transfer:           to sell, exchange, assign, gift, devise or
                             otherwise transfer; provided that, for purposes of
                             Section 2.1 and the definition of Minimum Ownership
                             Condition, a Transfer shall not include a pledge of shares of Common Stock to secure bona fide indebtedness or bona fide monetization transactions or to secure the obligations of a Person in connection with derivative transactions and settlement obligations thereunder (including, without limitation, puts, calls, collars, swaps, etc.) with respect to shares of Common Stock, provided that the terms of such derivative transaction permit cash settlement of a party's obligations thereunder.

         TVG Director:       each of the six members of the Board effective
                             immediately following the Effective Time who were designated by the Board of Directors of TVG prior to the Effective Time to serve on the Board, and each natural person hereafter elected or appointed to the directorship previously held by any such person or by any successor thereto in accordance with Section 2.4 of the Bylaws as in effect at the Effective Time.

         TVG Independent     the two TVG Directors that qualify as Independent
         Directors:          Directors and were designated by the Board of
                             Directors of TVG prior to the Effective Time as the TVG Independent Directors, and each natural person hereafter elected or appointed to the directorship previously held by each such TVG Independent
                             Directors or any successors thereto in accordance with Section 2.4 of the By-laws, as in effect at the Effective Time.

         1.2  Voting; Written Consent.
              -----------------------

         Any agreement by a Stockholder herein to vote or cause to be voted the shares of Common Stock beneficially owned by such Stockholder in a certain manner shall be deemed, in each instance, to include an agreement by such Stockholder to take all actions within its control necessary to call, or cause the Corporation and the appropriate officers and directors of the Corporation to call, as promptly as practicable, a special or annual meeting of stockholders or to act by written consent, and to be present in person or by proxy and vote at such meeting. When any action is required to be taken by a Stockholder pursuant to this Agreement, such Stockholder shall take all steps within its control necessary to implement such action.

         1.3  Effectiveness.
              -------------

         This Agreement shall become effective only upon the Effective Time and, in the event of Yuen's death prior to the Effective Time, shall become effective at the Effective Time and be binding upon each other Stockholder and the Corporation. This Agreement shall terminate automatically and without any further action of the parties hereto in the event that the Merger Agreement is terminated pursuant to its terms. At the Effective Time, the parties shall set forth the number of outstanding shares of Common Stock and rights to purchase shares of Common Stock of such parties at such time on Exhibit A hereto.

     SECTION 2.  BOARD OF DIRECTORS

         2.1  Composition.
              -----------

         (a) At the Effective Time, the Board consists of 12 directors, of which six are TVG Directors and six are GS Directors. After the Effective Time, unless otherwise agreed by Yuen, the Liberty Stockholder and the News Stockholder, the Board shall continue to consist of 12 persons and, subject to this Section 2.1, (i) the Liberty Stockholder will be entitled to designate three directors, one of which is to be an Independent Director (the "Liberty Designees"), (ii) the News Stockholder will be entitled to designate three directors, one of which is to be an Independent Director (the "News Designees"), and (iii) Yuen will be entitled to designate six directors including himself, two of which are to be Independent Directors (the "HY Designees"). Two of the initial TVG Directors and one TVG Independent Director will be deemed to be the initial Liberty Designees and two of the initial TVG Directors and one TVG Independent Director, will be deemed to be the initial News Designees. Each of the Liberty Stockholder and the News Stockholder (as the case may be) will have the right, subject to the provisions of Section 2.4 of the By-laws, (x) to renominate any director designated or deemed designated by it for election at the expiration of his or her term as director and to designate a successor to any such TVG Director, whether to fill a vacancy during the term of such directorship (including as a result of the death, resignation or removal of any such director) or as a replacement nominee at the expiration of the term of such directorship. The initial GS Directors including the GS Independent Directors, will be deemed to be the initial HY Designees, and Yuen will have the right, subject to the provisions of Section 2.4 of the By-laws, (x) to renominate any such director for election at the expiration of his or her term as director and
(y) to designate a successor to any such GS Director, whether to fill a vacancy during the term of such directorship (including as a result of the death, resignation or removal of any such director) or as a replacement nominee at the expiration of the term of such directorship.

         (b)  [Intentionally Omitted]

         (c) Each Stockholder agrees to vote and to cause its Controlled Related Parties to vote all shares of Common Stock beneficially owned by it or him for the election to the Board of the Persons designated to be directors in accordance with this Agreement. Yuen, the Liberty Stockholder and the News Stockholder agree to use their best efforts to cause the respective HY Designees, Liberty Designees and News Designees to vote in favor of the nomination by the Board for election by stockholders or, if applicable, for the appointment by the Board, of the persons designated to be directors in accordance with this Agreement. To the extent that the Liberty Group or the News Group ceases to beneficially own any shares of Common Stock, but continues to have one or more designees to the Board serving on the Board, then each of Liberty and News, as the case may be, shall use its best efforts to cause its designees to vote in favor of the nomination by the Board for election by stockholders or, if applicable, for the appointment by the Board, of the persons designated to be directors in accordance with this Agreement.

         (d) Peter C. Boylan III ("Boylan") will be deemed to be one of the initial Liberty Designees, and Joachim Kiener ("Kiener") will be deemed to be one of the initial News Designees. Prior to the Effective Time, Liberty and News will each deliver written notice to the other parties hereto designating the Liberty Designees and the News Designees, respectively.

         (e) In the event that as of any date, the Liberty Group has Transferred (other than to another member of the Liberty Group) a number of shares of Common Stock representing 90% or more of the number of shares of Common Stock beneficially owned by such group in the aggregate immediately following the Effective Time (as such number shall be adjusted for stock-splits, stock dividends, reverse stock-splits, recapitalizations, reclassifications and other similar actions taken with respect to the Common Stock), other than in a manner equivalent to the other stockholders of the Corporation in a transaction approved by the Board that is either (i) a merger, consolidation, binding share exchange or similar transaction or (ii) a transaction (including, without limitation, an exchange offer) in which such stockholders receive securities of the Corporation or a successor thereto or an entity which owns the Corporation, then the number of Liberty Designees that the Liberty Stockholder shall be entitled to designate, remove or replace as contemplated by this Section 2 shall be reduced by one director who is not an Independent Director; provided, however, that, subject to Section 2.1(f), if any of the shares so Transferred were Transferred to any member of the News Group, then the total number of Liberty Designees and News Designees shall not be reduced and the right to designate, remove or replace such Liberty Designee shall be allocated to the News Stockholder thereby increasing the number of News Designees (if it has not already been so allocated pursuant to Section 2.1(g)).

         (f) In the event that as of any date, the News Group has Transferred (other than to another member of the News Group) a number of shares of Common Stock representing 90% or more of the number of shares of Common Stock beneficially owned by such group in the aggregate immediately following the Effective Time (as such number shall be adjusted for stock-splits, stock dividends, reverse stock-splits, recapitalizations, reclassifications and other similar actions taken with respect to the Common Stock), other than in a manner equivalent to the other stockholders of the Corporation in a transaction approved by the Board that is either (i) a merger, consolidation, binding share exchange or similar transaction or (ii) a transaction (including, without limitation, an exchange offer) in which such stockholders receive securities of the Corporation or a successor thereto or an entity which owns the Corporation, then the number of News Designees that the News Stockholder shall be entitled to designate, remove or replace as contemplated by this Section 2 shall be reduced by one director who is not an Independent Director; provided, however, that, subject to Section 2.1(e), if any of the shares so Transferred were Transferred to any member of the Liberty Group, then the total number of Liberty Designees and News Designees shall not be reduced and the right to designate, remove or replace such News Designee shall be allocated to the Liberty Stockholder thereby increasing the number of Liberty Designees (if it has not already been so allocated pursuant to Section 2.1(g)).

         (g) In the event that shares of Common Stock are Transferred by the Liberty Group to the News Group or by the News Group to the Liberty Group, then the right to designate, remove or replace the Liberty Designees and the News Designees as contemplated by this Agreement shall be allocated between the Liberty Stockholder and the News Stockholder as they may agree (thereby increasing or decreasing the number of Liberty Designees and correspondingly increasing or decreasing the number of News Designees, accordingly) and if applicable the right to designate Kiener or Boylan, and the respective successors thereof, or to remove the same pursuant to Section 2.5(c) hereof shall be assigned if so agreed by one to the other and the Liberty Stockholder and the News Stockholder shall promptly notify the Corporation and the other Stockholders thereof. Subject to receiving notice thereof, all other parties to this Agreement shall fully support such allocation, whether by the voting of shares or otherwise.

         2.2  Removal.  Each Stockholder agrees to vote and to cause its
              -------
Controlled Related Parties to vote all shares of Common Stock beneficially owned by it or him (i) for the removal from the Board (with or without cause) of any director who is a Liberty Designee, News Designee or HY Designee if the Person that so designated such director (or that succeeded to the right to designate such director as contemplated by Section 2.1) requests such removal by notice to the other Stockholders and (ii) except for Cause or as otherwise provided in clause (i) of this Section 2.2, against the removal of any director designated pursuant to this Agreement prior to the expiration of his or her term.

         2.3  Vacancies.  If, as a result of death, disability, retirement,
              ---------
resignation, removal (with or without cause) or otherwise there shall exist or occur any vacancy on the Board, the Person entitled to designate (pursuant to Section 2.1) the director (including any Independent Director) whose death, disability, retirement, resignation or removal resulted in such vacancy may designate another individual to fill such vacancy and to serve as a director (including an Independent Director) of the Corporation.

         2.4  Board of Directors and Stockholders Vote.
              ----------------------------------------

         (a) Unless otherwise agreed by Yuen, the Liberty Stockholder and the News Stockholder, each Stockholder agrees to vote and to cause its Controlled Related Parties to vote all shares of Common Stock beneficially owned by it or him, and to use his or its best efforts to cause the respective HY Designees, Liberty Designees and News Designees to, vote against any proposal to (i) increase or decrease the size of the Board, (ii) remove any director designated pursuant to this Agreement prior to the expiration of his or her term except for cause or pursuant to Section 2.2, (iii) make any change in the size or composition (i.e., number and type of directors or executive officers) of the Executive Committee, Compensation Committee, Audit Committee, Special Committee, TVG Director Committee, GS Director Committee or Tie-breaking Committee, (iv) remove or replace any TVG Director or, during the Specified Period, any GS Director, on any committee of the Board except pursuant to Section 2.4(b) and
(c), or (v) make any change in the size or composition (i.e., number and type of executive officers) of the Office of the Chief Executive.

         (b) In any case in which, in accordance with the By-laws or a duly adopted resolution of the Board, the membership of a committee of the Board is specified to include TVG Directors, each of the Liberty Stockholder and the News Stockholder may (i) designate an equal number of such TVG Directors to serve on such committee (unless they otherwise agree on a different allocation), (ii) request the removal from such committee at any time with or without cause of any TVG Director so designated by it, and (iii) designate a replacement for any such director. Each Stockholder agrees to vote and to cause its Controlled Related Parties to vote all shares of Common Stock beneficially owned by it or him, and to use his or its best efforts to cause the respective HY Designees, Liberty Designees and News Designees to, vote in favor of such designation, removal and/or replacement. The initial designees of the Liberty Stockholder and the News Stockholder to the Executive Committee and the Special Committee are Boylan and Kiener, respectively.

         (c) During the Specified Period, each of the Liberty Stockholder and News Stockholder agrees to, and to use its best efforts to cause its respective Liberty Designees and News Designees to, vote in favor of the designation, removal and/or replacement of any GS Director on any committee of the Board in accordance with the instructions of Yuen.

         2.5  Officers.  Unless Yuen, the Liberty Stockholder and the News
              --------
Stockholder otherwise agree, each Stockholder agrees to and to cause its Controlled Related Parties to, and to use his or its best efforts to cause the respective HY Designees, Liberty Designees and News Designees to,

         (a) vote in favor of Yuen's election as Chairman of the Board and Chief Executive Officer of the Corporation and vote against his removal from any such position or any diminution of his responsibilities, in each case until the fifth anniversary of the Effective Time, provided that the Corporation does not have the right to terminate his employment for Cause or disability pursuant to the Yuen Employment Agreement;

         (b) vote in favor of the election of Leung and any successors to her offices designated by Yuen as co-President and co-Chief Operating Officer, member of the Office of the Chief Executive, and Chief Financial Officer of the Corporation, and for such positions in business units of the Corporation as she currently holds, and vote against her removal from any such position or any diminution of her responsibilities, in each case until the fifth anniversary of the Effective Time, provided that Cause does not exist for such termination;

         (c) vote in favor of the election of each of Kiener and Boylan and any successors to their respective offices designated by News Corp. or Liberty, respectively, as co-Presidents and co-Chief Operating Officers of the Corporation and as members of the Office of the Chief Executive, and as chairman and chief executive officer of those business units of the Corporation set forth next to their respective names on Exhibit B, and (provided that Cause does not exist for such termination) vote against the removal of either of them from any such position or any diminution of their respective responsibilities, in each case until the fifth anniversary of the Effective Time, unless otherwise requested by the News Stockholder (with respect to Kiener) or the Liberty Stockholder (with respect to Boylan).

         2.6  Fiduciary Duties.  Any covenants or agreements made in this
              ----------------
Section 2 with respect to actions to be taken by a director in his or her capacity as such shall be subject to such individual's fiduciary obligations as a director of the Corporation.

         2.7  Termination of Voting Obligations.  The obligations of the parties
              ---------------------------------
pursuant to this Section 2 shall terminate upon the expiration of the Specified Period. Notwithstanding the foregoing, if the Specified Period expires prior to the fifth anniversary of the Effective Time as the result of the death or disability of Yuen, then until the fifth anniversary of the Effective Time, (i) the Liberty Stockholder and the News Stockholder (provided that the respective Liberty Designees and News Designees continue to be elected and appointed, as the case may be, directors of the Corporation as contemplated by this Section 2) shall continue to be obligated to vote in favor, and to cause their respective Controlled Related Parties to vote in favor, of the election or appointment as directors of those persons who were HY Designees at the time of such expiration of the Specified Period (including the successor to the directorship held by Yuen) and any successors thereto designated by the GS Director Committee (as defined in the By-laws as in effect on the Effective
Time), and (ii) the Liberty Stockholder and the News Stockholder (provided that the respective Liberty Designees and News Designees continue to be elected and appointed, as the case may be, directors of the Corporation as contemplated by this Section 2) shall continue to be obligated to vote, and to cause their respective Controlled Related Parties to vote, in accordance with the provisions of clause (ii) of Section 2.2, provided that in the case of this clause (ii) with respect to any HY Designee or his/her successor designated by the GS Director Committee, the obligation with respect to any such director under
Section 2.2(ii) shall be subject to the agreement of such director to vote in accordance with the provisions of Section 2.2(ii). Notwithstanding the immediately preceding sentence, upon the expiration of the Specified Period, the parties shall have no obligation to vote in favor, or to cause their respective Controlled Related Parties to vote in favor, of the election or appointment to any committee of the Board of any HY Designee or GS Director.

     SECTION 3.  OTHER ARRANGEMENTS

         3.1  Certain Restrictions.  Each of (i) the Liberty Stockholder, on
              --------------------
behalf of the Liberty Group, (ii) the News Stockholder, on behalf of the News Group, and (iii) Yuen, individually and on behalf of his Controlled Related Parties, agrees for the benefit of the Corporation, unless otherwise approved by the Board, that during the Specified Period and provided that, in the case of the Liberty Stockholder, the Liberty Designees, in the case of the News Stockholder, the News Designees, and in the case of Yuen, the HY Designees, continue to be elected and appointed as the case may be, directors of the Corporation as contemplated by Section 2 of this Agreement and, except as otherwise permitted by this Agreement, the number of directors and composition of the Board otherwise continues as contemplated thereby:

         (a) Such party will not make a public offer, or solicit, encourage or propose to effect or negotiate such public offer, to acquire all or part of the Corporation unless another Person that is not an "affiliate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any member of the Liberty Group or of the News Group (in the event the party desiring to make the offer is a member of the Liberty Group or of the News Group) or of Yuen or his Controlled Related Parties (in the event the party desiring to make the offer is Yuen or one of his Controlled Related Parties), makes a bona fide offer to acquire all or part of the Corporation (whether by tender or exchange offer, merger, consolidation, binding share exchange, purchase of all or substantially all of the assets or otherwise), in which event such party may make an offer for a comparable percentage of the Corporation unless (i) such other person's offer is hostile, (ii) at the time of such offer the Rights Plan is in effect, and (iii) after giving effect to such offer (assuming it was successful), either (x) such Person's ownership would not trigger the Rights Plan or (y) such person's ownership would trigger the Rights Plan, but the Corporation is contesting such offer and the Board has not taken any action to permit or facilitate such offer under the Rights Plan or otherwise; provided, however, that neither AT&T Corp.
                                    --------  -------
nor any of its
affiliates shall be considered an affiliate of Liberty as long as (x) it is not a Controlled Related Party of Liberty and (y) neither Liberty nor any Controlled Related Party of Liberty shall have directed or requested, directly or indirectly, that AT&T Corp. or any of its affiliates to make the offer.

         (b) Such party will not, as a stockholder of the Corporation, except as contemplated by the terms of this Agreement, solicit proxies for the election of directors to the Board or initiate or propose any stockholder proposal or participate in or encourage the making of, or solicit stockholders of the Corporation for the approval of one or more stockholder proposals; provided that none of Yuen, the Liberty Group or the News Group shall be prohibited from communicating with a security holder who is engaged in any solicitation of proxies or who is a participant in any election contest. The foregoing shall also not apply to a solicitation made in opposition to a solicitation by a third party making a competing offer for the Corporation as contemplated by Section 3.1(a).

         (c) Such party will not act in concert with any other Person or Persons to become a group within the meaning of Rule 13d-5 under the Exchange Act with respect to the Corporation, except that each may act in concert with or participate in a group with its Controlled Related Parties, each other and each other's Controlled Related Parties and may also act in concert with or participate in a group with any other Person in connection with the making of a competing offer permitted by Section 3.1(a).

         (d) Such party will not Transfer shares of Common Stock to any Person who (after giving effect to such Transfer) would, to the knowledge of such party, be an "Acquiring Person" within the meaning of the Rights Plan. The foregoing restriction shall not apply to Transfers pursuant to a public offer made by a Person unaffiliated with such party to acquire more than 50% of the Common Stock or pursuant to an underwritten registered public offering, in connection with mergers, consolidations or binding share exchanges or in a transaction approved by the Board of Directors.

         (e) Such party will not seek to challenge the legality of this Section 3.1.

         3.2  By-laws.  During the Specified Chairman Selection Periods (as
              -------
defined in the By-laws as in effect at the Effective Time), in the event that the provisions in the By-laws providing for the resolution of any tie vote of the Board or any committee thereof is held invalid or otherwise challenged, each Stockholder agrees to vote and to cause its Controlled Related Parties to vote all shares of Common Stock beneficially owned by it or him, and to otherwise use its or his best efforts to cause their respective HY Designees, Liberty Designees or News Designees, to amend the By-laws or to otherwise adopt a mechanism that will preserve the substance of such tie vote resolution provisions.

     SECTION 4.  TRANSFERS

         4.1  General.
              -------

         (a) Without the prior written consent of the Liberty Stockholder and the News Stockholder (provided that at the time thereof the party asserting the right to consent, as to itself only, satisfies the Minimum Ownership Condition), Yuen shall not Transfer any shares of

Common Stock beneficially owned by him unless and until he has complied with this Section 4, except for a Permitted Pledge or a Permitted Transfer. Any Transfer of shares of Common Stock that is subject to the preceding sentence shall, unless made in compliance with the preceding sentence, be null and void, and have no force or effect. Notwithstanding the foregoing, if a tender or exchange offer is made by any Person as a result of which the Liberty Group or the News Group would be permitted in accordance with Section 3.1(a) to make a competing offer or to Transfer any of its shares of Common Stock to the offeror pursuant to the second sentence of Section 3.1(d), Yuen will be entitled to Transfer all or any of his shares of Common Stock pursuant to such offer (or any competing offer) unless the Liberty Stockholder or the News Stockholder agrees to purchase all and not less than all of the shares of Common Stock so proposed to be tendered by Yuen at the price per share paid by the bidder in such offer (or by the successful bidder in the case of competing offers). A Transfer by Yuen made in connection with a merger, consolidation or binding share exchange shall not be subject to this Section 4, but Transfers of Shares received as a result of any such transaction shall be subject to this Section 4.

         (b) The Corporation agrees not to record any Transfer of the Common Stock by Yuen or any transferee of Yuen whose shares are subject to this Section 4 in the stock transfer books of the Corporation unless the Transfer complies with all applicable provisions of this Agreement.

         (c) This Section 4 shall expire on the first to occur of (i) the tenth anniversary of the Effective Time and (ii) the second anniversary of the date on which Yuen ceases to be Chairman of the Board and Chief Executive Officer of the Corporation.

         4.2  Offer Procedures.
              ----------------

         (a) If Yuen desires to Transfer all or any portion of the shares of Common Stock owned by him, he shall first submit a written offer (the "Offer") to sell the shares so proposed to be sold (the "Offered Shares") to each of the Liberty Stockholder, provided that the Liberty Group satisfies the Minimum Ownership Condition, and the News Stockholder, provided that the News Group satisfies the Minimum Ownership Condition (the "Offerees") at a price per share (the "Offer Price") payable in cash (or such other consideration as Yuen and a purchaser of Offered Shares may agree) equal to the average of the Closing Prices per share of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding the date on which the Offer is given. The Offer shall set forth the aggregate number of Offered Shares, the manner and time-frame in which such Transfer is proposed to be effected, whether the Offer is for an expedited sale (a "Fast-Track Sale") subject to Section 4.3(c) and the Offer Price.

              (i) If an Offeree desires to accept (or desires to designate any one or more of its Controlled Related Parties to accept) all or any portion of the Offer, such Offeree or its designee (an "Electing Holder") shall notify Yuen in writing of its intention to acquire Offered Shares and the number of such shares it desires to acquire, and deliver a copy of such notice to each other Offeree, such notice to be given within four Trading Days or, in the case of a Fast-Track Sale, within three Trading Days of receipt of such Offer. Such notice may also include a proposal, which shall not be binding until mutually agreed to in writing by the applicable parties, to pay the Offer Price in consideration other than cash.

              (ii) If the Electing Holders have elected to acquire all or any of the Offered Shares, then the Electing Holders shall have the right to acquire all or such portion of the Offered Shares as they elected (such shares that the Electing Holders have the right to acquire, the "Allocable Shares"), and if such elections in the aggregate exceed the number of Offered Shares, then such Offered Shares shall be allocated among the Electing Holders pro rata (based on the number of shares of Common Stock beneficially owned by the applicable Offeree and its Controlled Related Parties) until all of the Allocable Shares have been allocated or any Electing Holder has been allocated the number of Offered Shares that it desires to acquire, as specified in its notice to Yuen (or in such other manner as the Electing Holders may agree).

         (b) (i) If the Offer is not accepted in full pursuant to Section 4.2(a), Yuen shall have the right to sell the Offered Shares, other than any Allocable Shares, beginning on the day following the last day to accept the Offer and (ii) if the purchase of the Allocable Shares by any Electing Holder is not consummated within the period set forth in Section 4.3(a) for any reason other than a breach by Yuen of any of his covenants, representations or warranties that are a condition to consummation of such purchase, without limiting any rights hereunder, Yuen shall have the right to Transfer the Allocable Shares that had been allocated to such Electing Holder beginning on the day following the last day of the period set forth in Section 4.3(a)(iii) (the applicable of the dates determined in accordance with clauses (i) and (ii) of this sentence being the "Free-to-Transfer Date"), in each case in the manner described in the Offer. Any Transfer permitted by the preceding sentence shall be completed within 30 days (subject to extension for up to 60 days to the extent required to obtain all required Governmental Approvals) or, in the case of a proposed Fast-Track Sale, ten (10) Trading Days, after the Free-to-Transfer Date. If Yuen has not completed the Transfer of shares of Common Stock permitted by this Section 4.2(b) during the period referred to above, the procedures set forth in this Section 4.2 shall be repeated with respect to the Transfer of the balance of such shares.

         4.3  Terms and Conditions of Sales.
              -----------------------------

         (a) Any purchase and sale of Common Stock to an Electing Holder shall be subject to the following terms and conditions:

              (i) Yuen shall be deemed to have represented and warranted that the Electing Holders will receive good and valid title to the Allocable Shares free and clear of all Liens of any nature whatsoever except for Governmental Approvals required for Transfers of shares of Common Stock generally.

              (ii) The closing of the purchase and sale shall be subject to the satisfaction of the following conditions:

                   (A) all applicable waiting periods under the HSR Act shall have expired or been terminated;

                   (B) all Governmental Approvals expressly required with respect to the transactions to be consummated at such closing shall have been obtained, to the extent the failure to obtain such approvals would prevent Yuen from performing any of his material obligations hereunder or would result in any material adverse change in, or material adverse effect on, the Corporation or the Electing Holder;

                   (C) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing;

                   (D) the representation and warranty of Yuen contemplated by clause (i) of this sentence shall be true and correct at the closing of such sale with the same force and effect as if then made; and

                   (E) the satisfaction of any other terms or conditions contained in the written agreement pursuant to which Yuen agrees to accept consideration other than cash in exchange for Offered Shares.

             (iii) Unless otherwise agreed by the applicable parties, the closing of any purchase and sale of Common Stock pursuant to Section 4.2 shall take place at the principal executive offices of the Corporation at 10:00 a.m. local time on a Business Day selected by the Electing Holders, provided that such closing shall occur as promptly as practicable, and in any event (x) in the case of a closing other than a Fast-Track Sale, within fifteen (15) days after receipt of such Offer, subject to extension for up to seventy-five (75) days to the extent required to obtain all required Governmental Approvals and (y) in the case of a Fast-Track Sale, within three Trading Days of acceptance of the Offer, without extension for Governmental Approvals.

             (iv) Unless the applicable parties agree to the purchase price being paid in consideration other than cash, the purchase price shall be payable in United States Dollars by wire transfer of same day funds to an account at a bank designated by Yuen, such designation to be made no less than two Business Days prior to the applicable closing. Yuen shall deliver to each Electing Holder a certificate or certificates evidencing the Offered Shares being purchased by it, in proper form for transfer to such Electing Holder, with appropriate stock powers executed in blank attached and documentary or transfer tax stamps affixed. The Electing Holders shall be severally, but not jointly, responsible and liable for the purchase of their respective portions of the Offered Shares.

        (b) In furtherance of the rights set forth in this Section 4, the Corporation and each Stockholder agrees that, on reasonable notice following the delivery of an Offer, at reasonable times and without interfering with the business or operations of the Corporation, the Corporation will use commercially reasonable efforts to assist Yuen and the Electing Holders in obtaining all necessary Governmental Approvals and third party approvals to any Transfer of the Offered Shares, including making qualified personnel available for attending hearings and meetings respecting any consents, approvals and authorizations required for such Transfer and, at the request of Yuen, making all filings with, and giving all notices to, third parties and Governmental Authorities that may be necessary or reasonably required to be made or given by the Corporation or such Stockholders in order to effect the contemplated Transfers. The Electing Holders (pro rata in accordance with their relative share of the Allocable Shares) shall reimburse the Corporation and Yuen for any and all reasonable expenses incurred by it or him in connection with the foregoing actions, but only to the extent that the Corporation or Yuen would not otherwise have incurred such expenses in connection with the transfer by Yuen of such shares in the manner contemplated by the Offer. Subject to the other provisions of this Section 4, no Stockholder shall take any action to delay, impair or impede the receipt of any required consents, approvals or authorizations. "Commercially reasonable efforts" as used in this Section 4.3 shall not require any party to undertake extraordinary or unreasonable measures to obtain any consents, approvals or other authorizations, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of the contract, license or other instrument for which a consent, approval or authorization is sought.

         (c) Yuen may specify in any Offer that the Offered Shares are proposed to be sold in a Fast-Track Sale, in which event the shortest time periods for acceptance and closing shall apply; provided, however, that the Fast-Track Sale procedure shall not be available (i) to Yuen more frequently than once in any consecutive twelve-month period, or (ii) with respect to sales of a number of shares of Common Stock in excess of 2% of the number of outstanding shares of Common Stock beneficially owned by Yuen at the time of the Offer (assuming for this purpose the exercise of all vested and unvested options owned by Yuen).

     SECTION 5.  REGISTRATION

         5.1  Demand Registrations.
              --------------------

         (a)  Requests for Registration.  At any time after the date which is
              -------------------------
six months after the Effective Time, either the Liberty Stockholder on behalf of the Liberty Group, or the News Stockholder, on behalf of the News Group, may request that the Corporation effect the registration under the Securities Act for sale in the manner specified in such request of all or part of the shares of Common Stock beneficially owned by it. Such request shall be made by furnishing written notice thereof (a "Demand Notice") to the Corporation setting forth the number of shares of Common Stock requested to be registered and such holder's preferred method of distribution. Within ten days after receipt of any Demand Notice, the Corporation shall give written notice of such Demand Notice to Liberty and News Corp. Following receipt of notice from the Corporation of a Demand Notice (the "Corporation Notice"), each such other Stockholder may give the Corporation a written request to include any or all of the Common Stock beneficially owned by it in the registration described in the Corporation Notice, provided that such written request is given within ten days after the
        --------
date on which the Corporation Notice is given (with such request stating (i) the number of shares of Common Stock to be so included, (ii) such other holder's preferred method of distribution of such shares and (iii) any other information that the Corporation Notice reasonably requests be included in such notice from such holder). All registrations requested pursuant to this Section 5.1 are referred to herein as "Demand Registrations" and all holders requesting registration of their shares pursuant to this Section 5.1(a) are referred to herein as "Requesting Holders". The Corporation shall not be required to effect a Demand Registration unless the aggregate number of shares of Common Stock demanded to be so registered is at least one percent of the number of shares of Common

Stock then outstanding (the "Minimum Condition"). If the Minimum Condition is met, then, subject to Sections 5.1(b), 5.1(c) and 5.1(f) below, the Corporation shall, as soon as practicable file with the Commission and use all commercially reasonable efforts to cause to become effective as promptly as practicable, a registration statement on a form applicable to the sale of securities to the general public which shall cover the shares of Common Stock requested to be registered pursuant to such Demand Notices. The Corporation shall not be required to effect any Demand Registration for a Stockholder after such time as such Stockholder and its Controlled Related Parties are able to sell all shares of Common Stock owned by them without restriction (including any volume limitation) under the Securities Act.

         (b)  Number of Demand Registrations.  Once a Demand Registration has
              ------------------------------
been effected, the Corporation shall not be obligated to register Common Stock pursuant to another Demand Registration prior to the expiration of twelve months from the date on which the previous Demand Registration was declared effective; provided, however, that a registration will not count as a Demand Registration
--------  -------
unless it has become effective, and such effectiveness has been maintained under the Securities Act (and not subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason) for the period specified in Section 5.3(a). Each Requesting Holder may, before any registration statement becomes effective, withdraw its shares of Common Stock from inclusion therein if the terms of the proposed distribution are not satisfactory to such Requesting Holder. If after giving effect to such withdrawal or withdrawals of shares from a Demand Registration the Minimum Condition would no longer be satisfied, then such registration statement shall be withdrawn. A registration that is withdrawn prior to effectiveness at the request of the Requesting Holders that demanded such Demand Registration will not count as a Demand Registration.

         (c)  Restrictions on Registrations.  The Corporation may postpone for
              -----------------------------
up to 90 days after its receipt of a Demand Notice the filing of a registration statement for a Demand Registration if the Corporation reasonably believes that such Demand Registration would have a material adverse effect on any proposal or plan by the Corporation or any of its subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction and notifies the Requesting Holders in writing of such postponement; provided that
                                                                 --------
the Corporation shall have the right to so postpone such filing or effectiveness only one time during any period of twelve consecutive months.

         (d)  Underwriting.
              ------------

              (i) Subject to Section 5.1(e), the distribution of the Common Stock covered by the Demand Registration shall be effected by means of a firm commitment underwriting, and the right of any Requesting Holder to registration pursuant to this Section 5 shall be conditioned upon such Requesting Holder's participation in such underwriting and the inclusion of such Requesting Holder's Common Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the other Requesting Holders) to the extent provided herein. The Corporation (together with all Requesting Holders proposing to distribute their Common Stock through such underwriting) shall enter into an underwriting agreement in customary form with a managing underwriter of nationally recognized standing selected for such underwriting by the Corporation with the approval of the Requesting Holder that has included the largest number of shares in the Demand Registration, such approval not to be withheld unreasonably. No Requesting Holder may participate in any Demand Registration unless such Requesting Holder (A) agrees to sell its Common Stock on the basis provided in such underwriting agreement and (B) completes and executes all questionnaires, powers of attorney, indemnities and other documents required under the terms of such underwriting agreement.

              (ii) Notwithstanding any other provision of this Section 5, if the managing underwriter advises the Corporation and the Requesting Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares requested to be included in such Demand Registration. The number of shares of Common Stock that may be included in the Demand Registration and underwriting shall be allocated among the Requesting Holders in accordance with the provisions of Section 5.1(f). No Common Stock excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such Demand Registration.

              (iii) If any Requesting Holder participating in a Demand Registration disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Corporation, the managing underwriter and the other Requesting Holders. If by such withdrawal a greater number of shares of Common Stock held by other Requesting Holders may be included in such Demand Registration (up to the maximum of any limitation imposed by the managing underwriter), then the Corporation shall offer to all Requesting Holders participating in the Demand Registration the right to include additional shares of Common Stock, which additional shares shall be allocated among the Requesting Holders in accordance with the provisions of Section 5.1(f).

         (e)  Shelf Registration.  If at the time of a Demand Notice, the
              ------------------
Corporation is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then Requesting Holders who hold at least 51% of the shares of Common Stock which are to be included in a Demand Registration may request that the Demand Registration be effected pursuant to a shelf registration under Rule 415 of the Securities Act (or successor rule or regulation); provided, however, that (i) if the Corporation shall reasonably
             --------  -------
determine, after consultation with an independent investment banking firm of nationally recognized standing, that such method of distribution would adversely affect the public market for the Common Stock, then the Corporation shall not be obligated to effect the Demand Registration pursuant to such method of distribution, (ii) during the term of any such shelf registration, the Corporation may require from time to time that the Requesting Holders refrain from selling pursuant to such registration statement under the circumstances, in the manner and for the time period described in Section 5.1(c), and (iii) the Corporation shall not be required to keep such shelf registration statement effective for a period greater than twelve months.

         (f)  Allocation Among Requesting Holders.  If the managing underwriter
              -----------------------------------
imposes a limit on the number of shares of Common Stock to be included in the Demand Registration, then each Requesting Holder shall have the right to include in such Demand

Registration up to its pro rata share (based on the ratio that the number of shares of Common Stock proposed to be sold by it bears to the total number of shares of Common Stock proposed to be sold by all Requesting Holders) of the maximum number of shares permitted by the managing underwriter to be included in the Demand Registration (the "Maximum Amount").

         (g)  Inclusion of Shares by the Corporation.  If the managing
              --------------------------------------
underwriter has not limited the number of shares of Common Stock to be underwritten or if the number of shares which the Requesting Holders have requested to be registered is less than the Maximum Amount, then the Corporation may include securities for its own account, the account of Yuen or for the account of others in such Demand Registration if the managing underwriter so agrees and if the number of shares of Common Stock held by Requesting Holders which would otherwise have been included in such Demand Registration and underwriting will not thereby be limited. The inclusion of such shares shall be on the same terms as the registration of shares held by the Requesting Holders. In the event that the managing underwriter excludes some of the securities to be registered, the securities to be sold for the account of the Corporation and any other holders shall be excluded in their entirety prior to the exclusion of any shares of Common Stock of the Requesting Holders.

         5.2  Lockup Agreements.  Each Requesting Holder agrees not to effect
              -----------------
any public sale or other distribution of Common Stock during the seven days prior to the effective date of any Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration), unless the managing underwriter otherwise agrees. The Corporation agrees not to effect any public sale or other distribution of Common Stock during the seven days prior to the effective date of any Demand Registration or during the 180-day period (or such shorter period as the managing underwriter may require) beginning on such effective date (except in either case as part of such Demand Registration or pursuant to registrations on Form S-8 or any successor form), unless the managing underwriter otherwise agrees; provided, however, that such restriction shall not extend to the issuance or distribution of shares of Common Stock upon conversion of convertible securities. Each Requesting Holder understands that stop transfer instructions may be given to the Corporation's transfer agent to prevent transfers restricted by this Section
5.2 during the applicable period of such restriction.

         5.3  Registration Procedures.  Whenever the Corporation is obligated
              -----------------------
by the provisions of this Agreement to effect a registration of any shares of Common Stock under the Securities Act, the Corporation shall use commercially reasonable efforts to effect such registration so as to permit the sale of the shares of Common Stock covered thereby in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement with respect to such shares and use all commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed ninety days (or, in the case of a shelf registration pursuant to Section 5.1(e), twelve months);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the sooner to occur of the sale of all such shares or the ninetieth day following the effective date of such registration statement (or, in the case of a shelf registration pursuant to Section 5.1(e), the day twelve months following the effective date) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each Requesting Holder participating in such Demand Registration and the underwriters such number of copies of such registration statement (with exhibits), each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and each supplement thereto and such other documents as such seller or underwriters may reasonably request in order to facilitate the sale of the shares being sold;

         (d) use all reasonable efforts to register or qualify the shares being sold under such other securities or blue sky laws of such jurisdictions in the United States as any seller reasonably requests, to the extent such registration or qualification may be required by applicable law, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the shares owned by such seller; provided, however, that the Corporation will not be required to
                --------  -------
(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) conform its capitalization or the composition of its assets to the securities or blue sky laws of such jurisdictions, (iii) consent to general service of process in any such jurisdiction, (iv) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the shares registered by the Demand Registration, or (v) subject itself to taxation in any jurisdiction where it has not theretofore done so;

         (e) cause all such shares to be listed or authorized for quotation on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed or quoted;

         (f) notify each seller of such shares promptly after it shall receive notice thereof, of the time when such registration statement (or any post-effective amendment thereto) has become effective and, when the filing of a post-effective amendment to such registration statement or a supplement to any prospectus forming part of such registration statement is required, when the same is filed;

         (g) notify each seller of such shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (h) prepare and file with the Commission, promptly upon the request of any seller of such shares, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the holders of a majority of the shares being registered, is required under the Securities Act in connection with the distribution of shares by such seller;

         (i) notify each seller of shares when the Corporation becomes aware of the happening of any event as a result of which the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and promptly file with the Commission each amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such registration statement or prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

         (j) advise each seller of such shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) if applicable, make available to the seller of such shares a consolidated earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act beginning within six months after the effective date of each registration statement, which statement shall cover the 12-month period described in such Section 11(a), provided, however,
                                                           --------  -------
that the Corporation shall be deemed to have complied with this clause (k) if it has complied with Rule 158 promulgated under the Securities Act.

         5.4  Expenses.  Each Requesting Holder that participates in a Demand
              --------
Registration (including a Demand Registration that is withdrawn prior to becoming effective) shall pay all underwriting discounts and commissions and any transfer taxes attributable to the sale of such Requesting Holder's shares, the fees and expenses of counsel for such Requesting Holder, and any other out-of-pocket expenses of such Requesting Holder incurred in connection with its participation in such Demand Registration. The Corporation shall pay all expenses connected with the registration or qualification of such shares for sale pursuant to the first two Demand Registrations, including the registration fee, listing fees, the fees of its counsel and accountants and any printing costs; provided, that, in the event a Demand Registration is withdrawn at the request of the Requesting Holders prior to becoming effective, each Requesting Holder shall be liable for a pro rata portion of such expenses equal to the percentage that the number of shares of such Requesting Holder subject to such Demand Registration represents of the total number of shares so subject. For Demand Registrations subsequent to the first two Demand Registrations, each Requesting Holder shall be liable for a pro rata portion of the expenses incurred in connection with the registration or qualification of its shares for sale, including the registration fee, listing fees, and printing costs (but excluding the fees of the Corporation's counsel and accountants), equal to the percentage that the number of shares of such Requesting Holder subject to such Demand Registration represents of the total number of shares so subject. To the extent that the Corporation has included shares in a Demand

Registration pursuant to Section 5.1(g), the Corporation shall pay all underwriting discounts and commissions and any transfer taxes attributable to the sale of such shares so included by the Corporation.

         5.5  Obligations of Requesting Holders Participating in Demand
              ---------------------------------------------------------
Registration. Each Requesting Holder agrees to furnish to the Corporation such
------------
written information concerning such Requesting Holder as may reasonably be requested by the Corporation which is necessary in connection with any Demand Registration, and each Requesting Holder agrees to otherwise cooperate with the Corporation in connection with any Demand Registration. Each Requesting Holder participating in a Demand Registration agrees to comply with all applicable laws relating to the offer and sale of the Common Stock, including, to the extent applicable, Regulation M under the Exchange Act.

         5.6  Indemnification and Contribution.
              --------------------------------

         (a) In the event that the Corporation effects a registration of any shares owned by a Requesting Holder, such Requesting Holder shall indemnify and hold the Corporation, and each of its directors and officers and each person, if any, who controls the Corporation within the meaning of the federal securities laws (the "Corporation Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which the Corporation Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Corporation, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged untrue statement or omission was made in such registration statement, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) in reliance upon and in conformity with information furnished in writing by or on behalf of such Requesting Holder for inclusion therein; provided, however, that such Requesting Holder shall not
                       --------  -------
be liable to the extent that the losses, liabilities or expenses arise out of or are based upon (i) the use by the Corporation or another Requesting Holder that is not a Controlled Related Party of the first Requesting Holder of any prospectus after such time as the obligation of the Corporation to keep the same effective and current has expired or (ii) the use by the Corporation or another Requesting Holder that is not a Controlled Related Party of the first Requesting Holder of any prospectus after such time as the first Requesting Holder has advised the Corporation that the filing of a post-effective amendment or supplement thereto is required with respect to any information contained in such prospectus concerning the first Requesting Holder, except such prospectus as so amended or supplemented.

         (b) In the event that the Corporation effects a registration of any shares owned by a Requesting Holder, the Corporation shall indemnify and hold such Requesting Holder, and each of its directors and officers and each person, if any, who controls the Requesting Holder within the meaning of the federal securities laws (the "Stockholder Indemnified Parties") harmless against all losses, liabilities and expenses of any nature whatsoever which such

Stockholder Indemnified Parties may incur as a result of or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement filed by the Corporation, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) or as a result of or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Corporation will not be liable
                      --------  -------
in any such case to the extent that the losses, liabilities or expenses arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in such registration statement, including any prospectus contained in such registration statement, and any amendment or supplement thereto (including post-effective amendments) in reliance upon and in conformity with information furnished in writing by or on behalf of such Requesting Holder to the Corporation for inclusion therein, (ii) the use by such Requesting Holder of any prospectus after such time as the obligation of the Corporation to keep the same effective and current has expired, (iii) the use by such Requesting Holder of any prospectus after such time as the Corporation has advised the Requesting Holder that the filing of a post-effective amendment or supplement thereto is required, except such prospectus as so amended or supplemented, or (iv) the failure of such Requesting Holder to deliver the prospectus in the form contained in the registration statement at the time declared effective (to the extent such delivery is required) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in a preliminary prospectus delivered to such person, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was cured in such prospectus.

         (c) With respect to the indemnities provided above in this Section 5.6, an indemnified party shall, with respect to any claim made against such indemnified party, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten days after the indemnified party shall have received notice of the assertion thereof before any court or Governmental Authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this section except to the extent that the indemnifying party is damaged solely as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the assertion of any such claim, the indemnifying party shall employ counsel reasonably acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties and controlling persons thereof, which firm shall be designated by the indemnified party that had the largest number of shares included in the applicable registration statement. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action.

         (d) If the indemnification provided for in this Section 5.6 is unavailable to an indemnified party other than by reason of such indemnified party's failure to comply with the first sentence of paragraph (c) of this
Section 5.6, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Requesting Holder(s) on the one hand and of the Corporation on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Requesting Holder(s) on the one hand and of the Corporation on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Requesting Holder(s) or by the Corporation and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Section 5.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (e) Each of the Requesting Holders and the Corporation agrees that it would not be just and equitable if contribution pursuant to Section 5.6(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to in Section 5.6(d). Notwithstanding the provisions of this Section 5.6, each Requesting Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the shares were offered to the public exceeds the amount of any damages which such Requesting Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 6.  LEGEND

     Each certificate evidencing any of the shares of Common Stock beneficially owned by a Stockholder shall bear a legend substantially as follows:

               "The shares represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement, effective as of __________, 2000, a copy of which the Corporation will furnish to the holder of this certificate upon request and without charge."

     Upon surrender to the Corporation of certificates evidencing shares of Common Stock transferred in compliance with this Agreement, other than to a Stockholder or another Person who or that in accordance with the terms of this Agreement shall be bound by this Agreement in whole or in part, the Corporation shall reissue such certificates to the owner thereof without such legend. Upon termination of this Agreement and surrender to the Corporation of certificates evidencing shares of Common Stock, the Corporation shall reissue such certificates to the owner thereof without such legend.

     SECTION 7.  REPRESENTATIONS AND WARRANTIES

     Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement as follows:

         (a)  Due Organization/Capacity.  If such party is not a natural person,
              -------------------------
such party is duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization and is duly authorized to do business and is in good standing under the laws of its jurisdiction of incorporation or organization. If such party is a natural person, such party has the capacity to enter into this Agreement.

         (b)  Authority.  Such party has full legal right, power and authority
              ---------
to execute and deliver this Agreement and to carry out the transactions contemplated hereby. If such party is not a natural person, all corporate and other actions required to be taken by such party to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken. No other approval on the part of such party or any of its shareholders, as the case may be, is necessary to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby.

         (c)  Validity.  This Agreement has been duly executed and delivered by
              --------
such party and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other applicable laws affecting creditor's rights generally.

         (d)  No Violation.  The execution and delivery by such party of this
              ------------
Agreement does not, and the performance by it of its respective obligations under this Agreement will not, result in a violation of, or result in the breach of any provision of, or conflict with, or result in the creation of any Lien upon any of its assets pursuant to, or cause any acceleration, default or similar adverse effect under any material agreements to which such party is a party; nor shall such execution, delivery and performance by such party require any Governmental Approval or third party approval, except for those which have been obtained.

         (e)  Transaction Costs.  All transaction costs relating to the
              -----------------
transaction described herein which have been incurred by such party have been, or will be, paid solely by such party and such party acknowledges that it is not entitled to be reimbursed by any other party for any of such transaction costs.

     SECTION 8.  NON-COMPETE

     Until the first to occur of (i) the fifth anniversary of the effective date hereof and (ii) (x), in the case of Liberty, such time as no Liberty Designees continue to serve on the Board and (y), in the case of News Corp., such time as no News Designees continue to serve on the Board, each of Liberty and News Corp. hereby covenants and agrees with and for the sole benefit of each other and the Corporation that the Corporation will be the exclusive vehicle through which such party, directly or indirectly through its Subsidiaries or Controlled Affiliates, conducts program guide business (print, electronic or otherwise), whether within or outside the United States, other than the NDS Business. The provision of program guides to customers of the multichannel video programming delivery ("MVPD") systems of Liberty or News Corp. or a Subsidiary or Controlled Affiliate of Liberty or News Corp. shall not be deemed to be the conduct of a program guide business by such party or any of its Subsidiaries or Controlled Affiliates in violation of its covenant made in this Section 8 regardless of the source of such program guide, but shall be subject to any contrary provision of any affiliation or carriage agreement between such party, Subsidiary or Controlled Affiliate, on the one hand, and the Corporation or any of its Subsidiaries, on the other hand. The parties hereto acknowledge that British Sky Broadcasting Group Plc ("BskyB") is not a Controlled Affiliate of News Corp. News Corp. agrees, however, that for so long as it is bound by this Section 8, it will vote or cause to be voted all shares of stock of BskyB owned by it directly or through one or more of its subsidiaries against any transactions that would result in BskyB conducting any guide business (print, electronic or otherwise), whether within or outside the United States (other than the provision of guides to customers of its MVPD systems), to the extent that any such matters are submitted to a vote of stockholders of BskyB.

     SECTION 9.  MISCELLANEOUS

         9.1  Waivers.  No course of dealing will be deemed to amend or
              -------
discharge any provision of this Agreement. No delay in the exercise of any right will operate as a waiver of such right. No single or partial exercise of any right will preclude its further exercise. A waiver of any right on any one occasion will not be construed as a bar to, or waiver of, any such right on any other occasion.

         9.2  Specific Performance.  In the event of a breach or a threatened
              --------------------
breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that (i) any remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss, and (ii) any defense in any action for specific performance that a remedy at law would be adequate is waived.

         9.3  Remedies Cumulative.  The rights and remedies set forth in this
              -------------------
Agreement are cumulative, and are not intended to be exclusive of any right or remedy provided in this Agreement, by law, in equity or otherwise. Except as provided in this Agreement, all legal remedies (such as monetary damages) as well as all equitable remedies (such as specific performance) will be available for any breach or threatened breach of any provision of this Agreement.

         9.4  Attorneys' Fees.  If any party to this Agreement or the
              ---------------
Corporation retains counsel for the purpose of enforcing or preventing the breach or any threatened breach of any provision of this Agreement or for any other remedy relating to it, then the prevailing party will be entitled to be reimbursed by the non-prevailing party for all costs and expenses reasonably so incurred (including reasonable attorneys' fees, costs of bonds and fees and expenses for expert witnesses).

         9.5  Execution.  This Agreement may be signed in counterparts or with
              ---------
detachable signature pages. Each counterpart will be considered an original instrument, but all of them in the aggregate will constitute one agreement.

         9.6  Notices.  All notices and other communications hereunder shall be
              -------
in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the person to whom sent), sent by a nationally recognized overnight delivery service or mailed by registered or certified mail (if return receipt is requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) (notice shall be deemed given upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third business day following mailing, if mailed):

         (a)  If to Liberty, to it at:

                    9197 South Peoria Street
                    Englewood, Colorado 80112
                    Attention:   General Counsel
                    Telephone:   (720) 875-5400
                    Telecopier:  (720) 875-5443

                    with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    New York, New York 10022
                    Attention:   Elizabeth M. Markowski
                    Telephone:   (212) 705-5000
                    Telecopier:  (212) 705-5125

         (b)  If to News Corp., to it at:

                    c/o  News America Incorporated
                    1211 Avenue of the Americas
                    New York, New York 10036
                    Attention:   Arthur M. Siskind
                                 Senior Executive Vice President
                                 and Group General Counsel
                    Telephone:   (212) 852-7007
                    Telecopier:  (212) 768-2029

                    with a copy to:

                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                    551 Fifth Avenue
                    New York, New York 10176
                    Attention:   Joel I. Papernik
                    Telephone:   (212) 476-8364
                    Telecopier:  (212) 697-6686

         (c)  if to Yuen, to him at:

                    135 North Los Robles Avenue
                    Suite 800
                    Pasadena, California 91101
                    Telephone:   (626) 792-5700
                    Telecopier:  (626) 792-2462

                    with a copy to:

                    Covington and Burling
                    1201 Pennsylvania Avenue, N.W.
                    Washington, D.C. 20009
                    Attention:   Ralph C. Voltmer, Jr.
                    Telephone:   (202) 662-5479
                    Telecopier:  (202) 778-5479

                    with a copy to:

         (d)  if to the Corporation, to it at

                    135 North Los Robles Avenue
                    Suite 800
                    Pasadena, California 91101
                    Attention:   General Counsel
                    Telephone:   (626) 792-5700
                    Telecopier:  (626) 792-2462
                    with a copy to:

                    O'Melveny & Myers LLP
                    610 Newport Center Drive
                    Suite 1700
                    Newport Beach, CA 92660
                    Attention:   David Krinsky
                    Telephone:   (949) 823-7902
                    Telecopier:  (949) 823-6994

         9.7   Severability.  Wherever possible each provision of this Agreement
               ------------
will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement. In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

         9.8   Entire Agreement.  This Agreement contains the entire agreement
               ----------------
and understanding of the Persons that are parties to this Agreement and the Corporation concerning its subject matter.

         9.9   Binding Effect.  This Agreement is binding upon, and inures to
               --------------
the benefit of, the Persons that are parties to this Agreement, their successors and permitted assigns.

         9.10  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of Delaware applied to contracts made and wholly performed in such State, without regard to principles governing conflicts of law which would apply the laws of a jurisdiction other than the State of Delaware. Any action to enforce any provision of this Agreement may be brought only in a court in the State of Delaware or in the United States District Court in the District of Delaware. Each party agrees to submit to the general jurisdiction of such courts and to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court and hereby waives any claim that such action or proceeding brought in any such court has been brought in an inconvenient forum.

         9.11  Waiver of Jury Trial.  Each party waives, to the fullest extent
               --------------------
permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising our of or relating to this Agreement.

         9.12  Interpretation.  As used herein, except as the context may
               --------------
otherwise require, "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; "hereof," "herein," "hereunder" and comparable terms refer to the entirety hereof and not to any particular section or other subdivision hereof or attachment hereto; references to any gender include the other; the singular includes the plural and vice versa; references to any agreement or other document or to any statute or regulation are to such agreement, document, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions); and references to "Section" or another subdivision or to "Exhibit" are to a section or subdivision of, or to an Exhibit to, this Agreement. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

         9.13  Term.  This Agreement will expire (i) in full on the tenth
               ----
anniversary of the Effective Time and (ii) as to any particular Section or subsection hereof on such earlier date as may be specified therein.

         9.14  Controlled Related Parties.  Exhibit C sets forth for each party
               --------------------------
the Controlled Related Parties of such party which own or have the right to acquire Common Stock at the Effective Time and the number of shares of Common Stock which such Person owns or has the right to acquire. Each party shall promptly notify the Corporation if such party or any of its Controlled Related Parties effects any transaction which would cause Exhibit C to be incorrect at such time and shall provide a corrected Exhibit C to the Corporation. Upon receipt of such corrected Exhibit C, the Corporation shall promptly send to all parties to this Agreement a revised Exhibit C which shall be deemed to be Exhibit C to this Agreement.

         9.15  Assignment.  Except as otherwise expressly provided herein,
               ----------
neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Notwithstanding the foregoing, (i) each of Liberty and News Corp. and its respective permitted assigns pursuant to this clause (i) shall have the right to assign its rights and obligations under this Agreement to any other Person within the meaning of Liberty, News Corp., Liberty Group or News Group, and (ii) each of Liberty, News Corp. and its respective permitted assigns pursuant to clause (i) shall have the right to assign its rights and obligations under Section 5 in connection with a sale of Common Stock to a third party, provided that it furnishes to the Corporation written notice of the name and address of such assignee and the number of securities with respect to which such rights and obligations under Section 5 are being assigned. Any assignee asserting rights under Section 5 shall be bound by Section 5 and any other applicable provisions of Section 9 of this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                         LIBERTY MEDIA CORPORATION


                                         By:  /s/  ROBERT R. BENNETT
                                            ------------------------------------
                                            Name:  Robert R. Bennett
                                            Title: President and Chief Executive
                                                   Officer

                                         THE NEWS CORPORATION LIMITED


                                         By:  /s/  ARTHUR SISKIND
                                             --------------------------------
                                            Name:  Arthur Siskind
                                            Title: Senior Executive Vice
                                                   President


                                         GEMSTAR INTERNATIONAL GROUP LIMITED


                                         By:  /s/  HENRY C. YUEN
                                             ---------------------------------
                                                  Henry C. Yuen
                                                  Chairman of the Board


                                              /s/  HENRY C. YUEN
                                             ---------------------------------
                                                  HENRY C. YUEN

                                   EXHIBIT A

                              Ownership of Shares

                                   EXHIBIT B

                                   Positions

Joachim Kiener:

     Business Unit                           Position
     -------------                           --------
     TV Guide Magazine Group                 Chairman/CEO
     TV Guide Entertainment Group            Co-Chairman/Co-CEO (with Boylan)
          TV Guide Networks Group            Chairman/CEO
          TV Guide Direct                    Co-Chairman/Co-CEO (with Boylan)
          TV Guide Data Services             Chairman/CEO
          TV Guide Media Sales               Chairman/CEO


Peter Boylan:

     Business Unit                           Position
     -------------                           --------
     United Video Group                      Chairman/CEO
     TV Guide Entertainment Group            Co-Chairman/Co-CEO (with Kiener)
          TV Guide Interactive               Chairman/CEO
          TV Guide Direct                    Co-Chairman/Co-CEO (with Kiener)
          TV Guide Affiliate Sales           Chairman/CEO
          TVG Intl.                          Chairman/CEO
          TV Guide Ventures                  Chairman/CEO
          TV Guide Enterprise Solutions      Chairman/CEO

                                   EXHIBIT C

                           Controlled Related Parties